Exhibit 99.1

            Conn's, Inc. Reports Record Third Quarter 2005 Earnings

     BEAUMONT, Texas--(BUSINESS WIRE)--Dec. 2, 2004--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today announced record results for the quarter and nine months ended October 31, 2004.
     Net income available for common stockholders for the third quarter increased 33.3% to $6.3 million compared to $4.7 million for the third quarter of last year. Diluted earnings per share available for common stockholders decreased 3.6% to $0.27 from $0.28 in the prior year. On a pro forma basis, as though all shares issued in the initial public offering were outstanding in both periods for the full period and IPO proceeds were used to pay-off existing balance sheet debt, diluted earnings per share increased 12.5% to $0.27 for the quarter ended October 31, 2004 from $0.24 for the quarter ended October 31, 2003. Total revenues for the quarter ended October 31, 2004 increased 13.2% to $132.9 million compared with $117.4 million for the quarter ended October 31, 2003. This increase in revenue included net sales increases of $12.1 million, or 11.8%, and increases from Finance charges and other of $3.4 million, or 23.4%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 1.5% for the third quarter of fiscal 2005. Increased sales in bedding, computers and other new product categories included in the track accounted for much of the increase in same store sales. Seven retail locations that were not open for three consecutive months in each period, accounted for substantially all of the remainder of the net sales increase.
     Total revenues for the nine months ended October 31, 2004 increased 13.8% to $404.4 million compared with $355.3 million for the nine months ended October 31, 2003. This increase in revenue included net sales increases of $40.1 million, or 12.8%, and increases from Finance charges and other of $9.0 million, or 21.0%. Same store sales increased 4.0% for the first nine months of fiscal 2005. Net income available for common stockholders for the nine months ended October 31, 2004 increased 47.3% to $20.9 million compared to $14.2 million for the first nine months of last year. Diluted earnings per share available for the common stockholder increased 3.5% to $0.88 from $0.85 in the prior year. On a pro forma basis, as though all shares issued in the initial public offering were outstanding in both periods for the full period and IPO proceeds were used to pay-off existing balance sheet debt, diluted earnings per share increased 18.9% to $0.88 for the nine months ended October 31, 2004 from $0.74 for the nine months ended October 31, 2003.
     "We continue to be pleased with our progress since becoming a public company," said Thomas J. Frank, Conn's Chairman and Chief Executive Officer. "Our strategy is to grow profitably by (1) increasing our market share in our core categories (major appliances and home electronics) in existing markets; (2) enhancing our assortment of new product categories (digital electronics and portable electric appliances, bedding, and lawn and garden) to stimulate increases in same store sales; and (3) opening new stores in selected markets. Because of our execution of this strategy, we continue to enjoy revenue increases, both from same store sales increases and new stores, over those reported in the previous periods. New stores that were added this quarter included our sixth store in the Dallas/Fort Worth Metroplex and our first store in McAllen, Texas, in the south Texas Rio Grande Valley along the US/Mexican border."

     EPS Guidance

     The Company also issued guidance for the fourth quarter ended January 31, 2005 of earnings per diluted share of approximately $0.36 to $0.38. Guidance issued for the entire year continues to include earnings per diluted share of approximately $1.24 to $1.26.

     Conference Call Information

     Conn's, Inc. will host a conference call and audio webcast today, December 2, 2004 at 10:00 AM, CST, to discuss financial results for the quarter and nine months ended October 31, 2004. The webcast will be available at www.conns.com and will be archived for one year. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com. Institutional investors can access the call via CCBN's password protected event management site at www.streetevents.com.

     About Conn's, Inc.

     The Company is a specialty retailer currently operating (49) retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
     Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

     This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on April 16, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

                                  Conn's, Inc.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                    (in thousands, except earnings per share)

                               Three Months Ended   Nine Months Ended
                                   October 31,         October 31,
                               ------------------- -------------------
                                 2003      2004      2003      2004
                               --------- --------- --------- ---------
Revenues
   Total net sales             $102,977  $115,121  $312,419  $352,514
   Finance charges and other     14,413    17,789    42,887    51,874
                               --------- --------- --------- ---------
      Total revenues            117,390   132,910   355,306   404,388
Cost and Expenses
   Cost of goods sold,
    including warehousing
    and occupancy costs          72,687    82,523   222,558   253,002
   Cost of parts sold,
    including warehousing
    and occupancy costs           1,038     1,159     3,091     3,354
   Selling, general and
    administrative expense       33,405    37,738    97,559   110,121
   Provision for bad debts        1,215     1,373     3,403     4,022
                               --------- --------- --------- ---------
      Total cost and expenses   108,345   122,793   326,611   370,499
                               --------- --------- --------- ---------
Operating income                  9,045    10,117    28,695    33,889
Interest expense                    789       615     4,004     1,764
                               --------- --------- --------- ---------
Income before minority interest
 and income taxes                 8,256     9,502    24,691    32,125
Minority interest in limited
 partnership                          -       113         -       359
                               --------- --------- --------- ---------
Income before income taxes        8,256     9,389    24,691    31,766
Total provision for income
 taxes                            2,933     3,074     8,761    10,888
                               --------- --------- --------- ---------
Net income                        5,323     6,315    15,930    20,878
Less preferred dividends            587         -     1,759         -
                               --------- --------- --------- ---------

Net income available for common
 shareholders                    $4,736    $6,315   $14,171   $20,878
                               ========= ========= ========= =========
Earnings per share
   Basic                          $0.28     $0.27     $0.85     $0.90
   Diluted                        $0.28     $0.27     $0.85     $0.88
Average common shares
 outstanding
   Basic                         16,720    23,206    16,720    23,175
   Diluted                       16,720    23,681    16,720    23,716


                                  Conn's, Inc.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                             January 31,  October 31,
                                                 2004         2004
                                            --------------------------
                   Assets                                 (unaudited)
Current assets
   Cash and cash equivalents                     $12,942      $10,374
   Interests in securitized assets and
    accounts receivable, net                      93,940      117,366
   Inventories                                    53,742       60,906
   Deferred income taxes                           4,148        4,859
   Prepaid expenses and other assets               3,031        3,515
                                            ------------- ------------
    Total current assets                         167,803      197,020
Non-current deferred tax asset                     3,945        4,386
Total property and equipment, net                 54,825       62,363
Goodwill and other assets, net                     8,187        8,209
                                            ------------- ------------
     Total assets                               $234,760     $271,978
                                            ============= ============
         Liabilities and Stockholders' Equity
Current Liabilities
   Notes payable                                      $-       $2,584
   Current portion of long-term debt                 338          307
   Accounts payable                               26,412       29,936
   Fair value of derivatives                       1,121          439
   Other current liabilities                      22,866       24,053
                                            ------------- ------------
    Total current liabilities                     50,737       57,319
Long-term debt                                    14,174       21,207
Non-current deferred tax liability                   477          650
Deferred gain on sale of property                    811          686
Fair value of derivatives                            202            -
Minority interest                                  1,769        2,053
Total stockholders' equity                       166,590      190,063
                                            ------------- ------------
     Total liabilities and stockholders'
      equity                                    $234,760     $271,978
                                            ============= ============


                                  CONN'S, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                 For the Nine Months
                                                  Ended October 31,
                                               -----------------------
                                                   2003        2004
                                               ----------- -----------
                                               (unaudited) (unaudited)
Net cash provided by operating activities         $11,661        $881

Cash flows from investing activities
  Purchase of property and equipment               (6,260)    (14,957)
  Proceeds from sale of property                    1,289       1,072
                                               ----------- -----------
Net cash used by investing activities              (4,971)    (13,885)
Cash flows from financing activities
  Net borrowings (payments) under bank credit
   facilities                                      (5,192)      9,638
  Net proceeds from stock issued under employee
   benefit plans                                        -         925
  Debt issuance costs                                (203)        (75)
  Payment of promissory notes                      (1,457)        (52)
                                               ----------- -----------
Net cash provided (used) by financing
 activities                                        (6,852)     10,436
                                               ----------- -----------
Net change in cash                                   (162)     (2,568)
Cash and cash equivalents
  Beginning of the year                             2,448      12,942
                                               ----------- -----------
  End of the year                                  $2,286     $10,374
                                               =========== ===========


                                   CONN'S, INC
                RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
                          PRO FORMA EARNINGS PER SHARE
                    (in thousands, except earnings per share)

                                  Three Months Ended Nine Months Ended
                                     October 31,        October 31,
                                  ------------------ -----------------
                                     2003     2004     2003     2004
                                  --------- -------- -------- --------
Net income available for common
 stockholders                       $4,736   $6,315  $14,171  $20,878
Add interest savings, net of tax,
 due to debt payoff                    309        -    1,098        -
Add preferred dividends                587        -    1,759        -
                                  --------- -------- -------- --------
Pro forma net income                $5,632   $6,315  $17,028  $20,878
                                  ========= ======== ======== ========

Total shares outstanding pre-IPO    16,720   16,720   16,720   16,720
Shares issued in IPO, including
 over-allotment                      4,622    4,622    4,622    4,622
Conversion of preferred stock into
 common                              1,712    1,712    1,712    1,712
Weighted issuance of shares to
 benefit plans                           -      152        -      121
Dilution due to outstanding
 options                                 -      475        -      541
                                  --------- -------- -------- --------
Pro forma shares outstanding        23,054   23,681   23,054   23,716
                                  ========= ======== ======== ========

Pro forma diluted earnings per
 share                               $0.24    $0.27    $0.74    $0.88
                                  ========= ======== ======== ========

Reconciliation of pro forma shares
 outstanding to presentation
 according to GAAP:
   Pro forma shares outstanding     23,054   23,681   23,054   23,716
   Adjustment since shares were
    not outstanding for the full
    year                            (6,334)       -   (6,334)       -
                                  --------- -------- -------- --------
   Weighted diluted outstanding
    shares according to GAAP        16,720   23,681   16,720   23,716
                                  ========= ======== ======== ========

The use of pro forma information is considered necessary to provide the reader with more comparable earnings per share information year over year. As a result of the IPO transaction, the additional shares issued were significant relative to the shares outstanding in the prior year, the retirement of debt substantially reduced interest expense, and preferred dividends are no longer accrued or paid. Consequently, the shares outstanding have been adjusted to reflect the IPO transaction as though it took place on February 1, 2003, interest expense associated with the debt that would have been paid-off has been reduced, and preferred dividends have been eliminated in all periods in order to compute earnings per share on a more comparable basis.

                     CALCULATION OF GROSS MARGIN PERCENTAGE
                             (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                                   October 31,         October 31,
                               ------------------- -------------------
                                  2003      2004      2003      2004
                               --------- --------- --------- ---------
Total revenues                 $117,390  $132,910  $355,306  $404,388
Less cost of goods and parts
 sold, including warehousing
 and occupancy cost             (73,725)  (83,682) (225,649) (256,356)
                               --------- --------- --------- ---------
Gross margin dollars            $43,665   $49,228  $129,657  $148,032
                               ========= ========= ========= =========

Gross margin percentage            37.2%     37.0%     36.5%     36.6%


     CONTACT: Conn's, Inc., Beaumont
              Thomas J. Frank, 409-832-1696  Ext. 3218